CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of Sinclair
Broadcast Group, Inc. (the "Company") of our report dated March 25, 1998 relating to the financial statements of Sullivan Broadcasting Company, Inc. and Subsidiaries for the year ended December 31, 1995, which appears in the Company's Current Report on Form 8-K/A dated December 2, 1997 (filed April 8,
1998).

Price Waterhouse LLP

Boston, Massachusetts
June 29, 1998